FLORIDA GAMING CORPORATION

                  REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of November 19, 1997, by and among FLORIDA GAMING
CORPORATION, a Delaware corporation (the "Company"), and PACIFIC
CONTINENTAL SECURITIES CORP. ("Pacific").

                             RECITALS

     WHEREAS, the Company expects to issue to Pacific warrants (the "Warrants") to purchase up to 150,000 shares of the Common Stock of the Company in connection with the offering (the "Offering") by the Company of up to 3,000 shares of Series G 5% Convertible Preferred Stock of the Company (the "Shares") convertible into shares of the Company's Common Stock; and

     WHEREAS, the Company has agreed to register the Registrable
Shares (as hereinafter defined).

     NOW, THEREFORE, in consideration of the mutual premises, representations, warranties, covenants and conditions set forth in this Agreement, the Company and Pacific agree as follows:

                            AGREEMENT:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange
Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Company's Common Stock, $.10 par value.

     "Other Registrable Securities" shall mean those shares of Common Stock heretofore or hereafter issued pursuant to one or more agreements granting the purchasers of such securities the right to have the Company register such securities or include such securities in any other registration of the Company's equity securities.

     "Registrable Shares" shall mean (i) the shares of Common Stock issuable upon exercise of the Warrants, and (ii) any shares of Common Stock of the Company issued or issuable in respect of the Warrants upon any stock split, stock dividend, recapitalization or similar event; provided, however, that Registrable Shares or other securities shall no longer be treated as Registrable Shares if (A) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale, or (C) the shares are available for sale under the Securities Act (including Rule 144 thereunder), in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale.

     The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements (not to exceed $5,000) of one counsel for all the selling holders of Registrable Shares, and the reasonable expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company, and excluding all underwriting discounts and selling commissions applicable to the sale of the Registrable Shares).

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Shares and all fees and disbursements of counsel for the selling holders of Registrable Shares (other than the fees and disbursements of such counsel included in Registration Expenses).

     2.   Registration.

          (a) Agreement to Register. At any time four months from the date of this Agreement until the third anniversary of the date hereof, at the request (the "Registration Request") of the holders of a majority of the Registrable Shares, the Company shall prepare and file with the Commission within 60 days of the Registration Request a registration statement covering the resale of the Registrable Shares, shall use its best efforts to cause such registration statement to become effective within 60 days thereafter and to do all other things necessary to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky and other state securities laws in such jurisdictions as the holders of Registrable Shares may reasonably request, and appropriate compliance with applicable regulations issued under the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Shares.

          The registration statement filed pursuant to this
Section 2 may, subject to the provision of Section 2(c) below, include Other Registrable Securities and may include securities of the Company being sold for the account of the Company.

          (b)  Penalty for Failure to Register.

               (i) If a registration statement is not declared effective within 180 days from the Registration Request (the "180 Day Period"), then the Company shall pay to holders of Registrable Shares who have complied with the obligations hereunder an aggregate amount equal to $5,000 for each 30 day period after the expiration of the 180 Day Period and through the 270th day from the Registration Request ("270 Day Period") until the registration statement is declared effective.

               (ii) If a registration statement is not declared effective within the 270 Day Period, then the Company shall pay to holders of Registrable Shares who have complied with the obligations hereunder an aggregate amount equal to $10,000 for each 30 day period after the expiration of the 270 Day Period until the registration statement is declared effective.

               (iii)     Any penalty payable to holders of
Registrable Shares under Sections 2(b)(i) or (ii) shall be allocated pro rata among all the holders of Registrable Shares to be included in the registration statement.

          (c) Notwithstanding anything to the contrary contained herein, if (x) the Board determines in good faith that the registration and distribution of Registrable Shares would interfere with any proposed or pending material corporate transaction involving the Company or any of its subsidiaries or would require premature disclosure thereof or would require the Company to disclose information that the Company has not otherwise made public and that the Company reasonably determines is in the best interests of the Company not to disclose at such time, and (y) the Company notifies the holders of the Registrable Shares included in the registration statement in writing not later than three (3) days following such determination (such notice a "Blackout Notice"), the Company may (A) postpone the filing of such registration statement or (B) allow such registration statement to fail to be effective and usable or elect that such registration statement not be usable for a reasonable period of time, but not in excess of 90 days (a "Blackout Period"); provided, however, that the aggregate number of days included in all Blackout Periods shall not exceed 45 during any consecutive 12 months and shall not exceed 90 during the period specified in Section 4(a) of this Agreement; and provided, further, that the period referred to in Section 4(a) during which the registration statement is required to be effective and usable shall be extended by the aggregate number of days during which the registration statement was not effective or usable pursuant to the foregoing provisions.

     (d) Underwriting. If Pacific intends to distribute the Registrable Shares by means of an underwriting, it shall so advise the Company and shall select an underwriter reasonably acceptable to the Company.

          (i) If the Company shall request inclusion in any registration pursuant to Section 2 of shares of Common Stock being sold for its own account, or if officers or directors of the Company or holders of Other Registrable Securities, shall request inclusion in any registration pursuant to Section 2, Pacific shall offer to include Other Registrable Securities and the shares of Common Stock of the Company in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement.

          (ii) Notwithstanding any other provision of this
Section 2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of Registrable Shares and other shareholders whose securities would otherwise be underwritten pursuant hereto, and, subject to any agreement between the Company and the holders of Other Registrable Shares, the number of Registrable Shares and other securities that may be included in the registration and underwriting shall be allocated in the following manner: the securities of the holders of Other Registrable Securities shall be excluded pro rata, unless another method of determining such exclusion is specified in the agreements governing the Other Registrable Securities, according to the relative number of Other Registrable Securities requested to be included in such registration and underwriting, from such registration and underwriting to the extent required by such limitation and, if a limitation on the number of shares is still required, the number of shares of Common Stock proposed to be registered by the Company shall be excluded to the extent required, and, if a further limitation on the number of shares is still required, the number of Registrable Shares that may be included in the registration and underwriting shall be allocated among all holders of Registrable Shares in proportion, as nearly as practicable, to the respective amounts of Registrable Shares which they had requested to be included in such registration at the time of filing the registration statement. No Registrable Shares or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall also be included in such registration.

          (iii) If the Company or any holder of Other Registrable Securities who has requested inclusion in such registration and underwriting as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and Pacific. The securities so withdrawn shall also be withdrawn from registration.

     3. Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance of the Registrable Shares pursuant to this Agreement. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

     4. Registration Procedures. Pursuant to this Agreement, the Company will keep each holder of Registrable Shares advised in writing as to the initiation of a registration under this
Agreement and as to the completion thereof.   At its expense, the
Company will:

          (a) Use best efforts to keep such registration effective for a period ending on May 19, 2001 or until the holder or holders of Registrable Shares have completed the distribution described in the registration statement relating thereto or until the securities registered cease to be Registrable Shares, whichever first occurs;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement; and

          (c) Furnish such number of prospectuses and other documents incidental thereto, including any amendment of or supplement to the prospectus, as a holder of Registrable Shares from time to time may reasonably request.

     5.   Indemnification.

          (a) The Company will indemnify each holder of Registrable Shares, each of its officers, directors and partners, and each person controlling such holder of Registrable Shares, with respect to which registration has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, or other document incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company in connection with any such registration and will reimburse each such holder of Registrable Shares, each of its officers, directors and partners, and each person controlling such holder of Registrable Shares, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or expense that arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder of Registrable Shares or underwriter and stated to be specifically for use therein. The foregoing indemnity agreement is further subject to the condition that insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a prospectus, such indemnity agreement shall not inure to the benefit of the foregoing indemnified parties if copies of a supplemental prospectus correcting the misstatement, or alleged misstatement, omission or alleged omission upon which such loss, liability, claim or damage is based is timely delivered to such indemnified party and a copy thereof was not furnished to the person asserting the loss, liability, claim or damage.

          (b) Pacific or any transferee of the Registrable Shares, severally and not jointly, will indemnify the Company, each of its directors and officers, each other holder of Registrable Shares and each person who controls the Company or holder of Registrable Shares within the meaning of the Securities Act and the rules and regulations thereunder, and each underwriter, if any, and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document incident to any such registration or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation of the Securities Act or any rule or regulation thereunder applicable to the Company and will reimburse the Company, any other holder of Registrable Shares and their respective directors, officers, partners, persons, underwriters or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) relating to such holder is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by Pacific and stated to be specifically for use therein; provided, however, that the obligations of Pacific shall be limited to an amount equal to the proceeds to Pacific and provided further that such indemnification obligations shall not apply if the Company modifies or changes to a material extent the written information furnished by Pacific.

          (c)  Each party entitled to indemnification under this
Section 5 (an "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If for any reason the indemnification provided for in this section is unavailable to an Indemnified Party or is insufficient to hold it harmless as contemplated by this Agreement, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations.

     6.   Information by Holder of Registrable Shares.

     Pacific shall furnish to the Company such information regarding Pacific and the distribution proposed by such Pacific as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

     7.   Transfers or Assignments of Registration Rights.

     Pacific's rights under this Agreement to cause the Company to register the Registrable Shares may be transferred or assigned by Pacific.

     8.   Miscellaneous.

          8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles.

          8.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          8.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof.

          8.4  Notices, etc.  All notices and other
communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered by hand or by messenger or courier delivery service, addressed (a) if to Pacific, at such address as Pacific shall have furnished to the Company in writing, or (b) if to the Company, at 3500 N.W. 37th Avenue, Miami, Florida 33142-0000, or at such other address as the Company shall have furnished to Pacific in writing.

          8.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Registrable Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power, or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

          8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          8.7 Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.8 Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the owners of all of the Registrable Shares as of the date of such amendment or waiver.

          8.9  Termination of Registration Rights.  This
Agreement shall terminate at the earlier of May 19, 2001, and at such time as there ceases to be any outstanding Registrable
Shares as defined herein, except that the provisions of Section 5 shall survive the termination of this Agreement.

     The foregoing Registration Rights Agreement is hereby executed as of the date first above written.

                                   FLORIDA GAMING CORPORATION



                                   By: _________________________
                                        W. Bennett Collett
                                        Chairman and Chief
                                         Executive Officer


                                   PACIFIC CONTINENTAL SECURITIES
                                     CORP.



                                   By: __________________________
                                   Name: ________________________
                                   Title: _______________________